SharesPost 100 Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin Moss, Principal Executive Officer of SharesPost 100 Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Kevin Moss
Kevin Moss
President
Date: March 6, 2020

I, Jack Sweeney, Principal Financial Officer of SharesPost 100 Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jack Sweeney
Jack Sweeney
Principal Financial Officer
Date: March 6, 2020

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by SharesPost 100 Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to SharesPost 100 Fund and will be retained by SharesPost 100 Fund and furnished to the Securities and Exchange Commission or its staff upon request.